SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam High Yield Trust -- Class A Shares
Fiscal period ending: 8/31/96
Inception date (if less than 10 years of performance): over 10 years

TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $1,000
    $1,000

ERV =  Ending Redeemable Value   $1,058    $1,725       $2,553

T   =  Average Annual
       Total Return              5.79%     11.52%       9.83%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $25,402,801

Expenses                         $2,342,676

Reimbursement                    $0

Average shares                   256,837,165

NAV                              $12.11

Sales Charge                     4.75%

POP                              $12.71

Yield at POP                     8.63%
            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam High Yield Trust  -- Class B Shares
Fiscal period ending: 8/31/96
Inception date (if less than 10 years of performance): 3-1-94


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      N/A
    $1,000

ERV =  Ending Redeemable Value   $1,053      N/A       $1,288

T   =  Average Annual
       Total Return               5.28%       N/A      7.49%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $8,808,295

Expenses                         $1,454,477

Reimbursement                    $0

Average shares                   89,837,432

NAV                              $12.07

Maximum Contingent Deferred
    Sales Charge                 5.0%

Yield at NAV                     8.29%

            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam High Yield Trust -- Class M Shares
Fiscal period ending: 8/31/96
Inception date (if less than 10 years of performance): 7/3/95


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    N/A          $1,000


ERV =  Ending Redeemable Value   $1,073                 N/A
$1,098

T   =  Average Annual
       Total Return               7.30%    N/A
8.34%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $119,834

Expenses                         $14,092

Reimbursement                    $0

Average shares                   1,253,629

NAV                              $12.10

Sales Charge                     3.25%

POP                              $12.51

Yield at POP                     8.23%